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                    [LETTERHEAD OF KPMG PEAT MARWICK LLP]

                                                                Exhibit 23.2


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
The Greater New York Savings Bank:

We consent to incorporation by reference in the registration statement on Form S-4 of Astoria Financial Corporation of our report dated January 23, 1997, related to the consolidated statements of financial condition of The Greater
New York Savings Bank and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is included in the Annual Report to Stockholders of The Greater New York Savings Bank for the year 1996 which report has been incorporated by reference in the December 31, 1996 Annual Report on Form F-2 of The Greater New York Savings Bank, and to the reference to our firm under the heading "Experts" in the registration statement.

                                    /s/ KPMG Peat Marwick LLP

New York, New York
June 23, 1997